UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RUSHA	NASDAQ Global Select Market
Class B Common Stock, $0.01 par value	RUSHB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

From time to time, senior management of Rush Enterprises, Inc. (the “Company”) meets with current and potential investors and business analysts. The Company intends to use the presentation furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference (the “Investor Presentation”), at these meetings over the next couple of months. The Company intends to post the Investor Presentation in the “Investor Relations” section of its website at www.rushenterprises.com. The Company reserves the right to discontinue the availability of the Investor Presentation at any time.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1          Rush Enterprises, Inc. Investor Presentation

104          Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: May 24, 2023	By:	/s/ Steven L. Keller
Steven L. Keller
Chief Financial Officer and Treasurer